Exhibit 99.1

BARROWAY TOPAZ KESSLER

MELTZER & CHECK LLP

NICHOLE BROWNING (251937)

nbrowning@btkmc.com

580 California Street, Suite 1750

Telephone: (415) 400-3000

Facsimile: (415) 400-3001

ERIC ZAGAR (250519)

ezagar@btkmc.com

JAMES H. MILLER

jmiller@btkmc.com

280 King of Prussia Road

Radnor, PA 19087

Telephone: (610) 667-7706

Facsimile: (610) 667-7056

-and-

WOLF HALDENSTEIN ADLER FREEMAN

& HERZ, LLP

FRANCIS M. GREGOREK (144785)

gregorek@whafh.com

BETSY C. MANIFOLD (182450)

manifold@whafh.com

Symphony Towers

750 B Street, Suite 2770

San Diego, CA 92101

Telephone: (619) 239-4599

Facsimile: (619) 234-4599

Co-Lead Counsel for Plaintiffs (additional counsel on signature page)

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re SILICON STORAGE TECHNOLOGY INC., DERIVATIVE LITIGATION	Lead Case No. C06-04310 JF STIPULATION OF SETTLEMENT

This Document Relates To: ALL ACTIONS.

STIPULATION OF SETTLEMENT LEAD CASE NO. C06-04310 JF	1.

This Stipulation of Settlement, dated February 1, 2010 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined below in ¶1.24), each by and through their respective counsel: (i) Plaintiffs Michael Brien, Behrad Bazargani, Peter N. Rogers, Alex Chuzhoy, Erdal Ahiskalioglu and Dennis Amberger (“Plaintiffs”) on behalf of themselves and derivatively on behalf of Silicon Storage Technology, Inc. (“SSTI” or the “Company”); (ii) the Individual Defendants (defined below in ¶1.12); and (iii) nominal party SSTI. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in ¶1.21), upon and subject to the terms and conditions hereof.

I. INTRODUCTION

The Federal Action

Based on Federal Plaintiffs’ Counsel’s independent research and investigation, on July 13, 2006 and July 18, 2006, Federal Plaintiffs filed two shareholder derivative actions in the United States District Court for the Northern District of California, San Jose Division, purportedly on behalf of SSTI. The complaints alleged claims against certain of the Individual Defendants for breach of fiduciary duties and violations of federal securities law and state corporation law in connection with the Company’s historical stock option practices and related accounting.

On September 14, 2006, the Court consolidated the actions into a single action entitled In re Silicon Storage Technology, Inc. Derivative Litigation, Lead Case No. C-06-04310-JF (the “Federal Action”), and appointed Schiffrin & Barroway, LLP1 and Wolf Haldenstein Adler Freeman & Herz LLP (“Federal Plaintiffs’ Counsel”) as co-lead counsel.

On October 30, 2006, Federal Plaintiffs filed a Consolidated Verified Shareholder Derivative Complaint (the “Complaint”) asserting claims against the Individual Defendants for alleged breaches of fiduciary duties and/or aiding and abetting, common law restitution, unjust enrichment, accounting, rescission, and violations of §10(b) and Rule 10b-5, §14(a), and §20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) in connection with SSTI’s alleged improper granting of, and accounting for, stock options.

[1]	The firm subsequently changed its name and is now known as Barroway Topaz Kessler Meltzer & Check, LLP.

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After meeting with Plaintiffs’ Counsel in February 2007, the Company announced that it had commenced an investigation into its historical stock option grant practices from its initial public offering through 2007. Thereafter, on July 23, 2007, the Company reported the preliminary results of the stock option investigation, announcing that due to irregularities with SSTI’s historical stock option grants, the Company intended to restate its 1997-2006 historical financial statements.

On January 16, 2008, SSTI filed its Form 10-K for the fiscal year ended December 31, 2006, in which the Company reported the results of the investigation into historical stock option grant practices. The Company announced that it would restate its historical financial statements for the years 1997 through 2005 by, among other things, recording non-cash stock-based compensation charges in the aggregate amount of $38.8 million (the “Restatement”).

On May 9, 2008, Federal Plaintiffs filed their Second Verified Consolidated Amended Shareholder Derivative Complaint (“Second Amended Complaint”), which Defendants moved to dismiss on October 17, 2008. On December 19, 2008, Federal Plaintiffs opposed the dismissal motions, and on January 21, 2009, Defendants submitted replies.

On July 7, 2009, the Federal Court granted the Defendants’ motion to dismiss with respect to the federal claims and granted leave to amend. The Federal Court deferred its ruling on the Defendants’ motions to dismiss the state law claims and deferred its ruling on SSTI’s motion to dismiss for failure adequately to plead standing or demand futility.

On August 21, 2009, Federal Plaintiffs filed a Third Verified Consolidated Amended Shareholder Derivative Complaint (“Third Amended Complaint”), which Defendants moved to dismiss on September 24, 2009. While Federal Plaintiffs were preparing their oppositions to motions to dismiss, settlement discussions resumed.

The Amberger Action

On January 24, 2005, Dennis Amberger filed a shareholder derivative complaint purportedly on behalf of SSTI and against certain Defendants in the State Court, asserting claims unrelated to SSTI’s historical stock option granting practices. On January 25, 2005, Erdal Ashiskalioglu filed a similar action, and the two cases were consolidated under the caption In re Silicon Storage Technology, Inc. Derivative Litigation, Case No. 1:05CV034387 (the “Amberger Action”). The Amberger Action alleged, among other things, that certain directors and officers of SSTI made false and misleading statements about SSTI’s expected performance for portions of 2004.

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On December 6, 2007, the Amberger Plaintiffs amended their complaint and added claims for breach of fiduciary duty and other relief based on the alleged backdating of stock options at SSTI. Thereafter, defendants filed demurrers, which the State Court sustained. Subsequently, the State Court stayed all proceedings in the Amberger Action in favor of Chuzhoy v. Yeh et al., Case No. 1:06-CV-070426, discussed below.

The Chuzhoy Action

On October 31, 2006, Alex Chuzhoy filed a shareholder derivative complaint purportedly on behalf of SSTI and against certain Defendants, captioned Chuzhoy v. Yeh et al., Case No. 06-CV-074026, in the State Court (the “Chuzhoy Action”). The Chuzhoy Action asserted claims for breach of fiduciary duty, gross mismanagement, unjust enrichment, corporate waste and violation of California Corporations Code §§25402 and 25502.5. After meeting with Plaintiffs’ Counsel in February 2007, SSTI commenced an internal investigation into its stock option grants. While the investigation was ongoing, the parties agreed to defer responses to the complaint.

Settlement Efforts

In early 2008, settlement negotiations commenced. As a part of this effort, the parties retained the Honorable William J. Cahill (Ret.) to serve as a mediator. On March 5, 2008, Plaintiffs’ Counsel in the Chuzhoy Action sent defendants a settlement demand letter. On March 14, 2008, the Federal Plaintiffs’ Counsel and counsel for Defendants participated in a conference call to discuss Plaintiffs’ demand letter and the potential resolution of the Actions.

On May 20, 2008, counsel for the Federal and State Plaintiffs and counsel for Defendants met in person in Palo Alto to discuss the Audit Committee Chair’s investigation and to exchange information. Prior to and at the meeting, Defendants provided Plaintiffs’ Counsel with information relating to the facts and claims alleged in the Actions. Specifically, SSTI shared non-public information regarding the Audit Committee Chair’s investigation into historical pricing of stock options and the Restatement. Plaintiffs’ Counsel questioned the Audit Committee Chair, Terry M. Nickerson, about the investigation. Outside counsel retained by the Audit Committee Chair was also present, gave an overview of the investigation and responded to questions from Plaintiffs’ Counsel.

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After the May 20, 2008 meeting, Plaintiffs requested additional non-public information regarding historical stock pricing information and the Audit Committee Chair’s investigation. Subsequently, in response to Plaintiffs’ requests and in anticipation of the July 31, 2008 mediation, SSTI provided Plaintiffs with a number of non-public documents relating to historical stock pricing information at the Company and the Audit Committee Chair’s investigation.

On June 4, 2008, Plaintiffs’ Counsel in the State Actions, on behalf of Plaintiffs in the Federal and State Actions, sent a joint settlement demand letter. On July 16, 2008, defendants sent a letter in response to the joint settlement demand letter.

On July 31, 2008, the Settling Parties participated in an all day, in person mediation session before the Mediator. While the parties were unable to reach a settlement at the conclusion of the mediation, thereafter, the Settling Parties continued to engage in discussions regarding a potential resolution of the Actions with the substantial assistance and oversight of the Mediator.

During the next year, the Settling Parties exchanged a number of settlement proposals through the Mediator, who guided the negotiations. In early October 2009, after nearly two years of arm’s-length discussions regarding the resolution of the Actions, the Mediator made a mediator’s proposal to the Settling Parties. Thereafter, the Settling Parties, with the assistance and involvement of the Mediator, were able to reach agreement on a settlement to resolve the Actions on the terms and conditions set forth herein.

II. CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs believe that the claims they have asserted in the Actions on behalf of SSTI have merit. However, Plaintiffs’ Counsel (as defined in ¶1.18) recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants (defined below in ¶1.12) through trial and through appeals. Plaintiffs’ Counsel have also taken into account the uncertainty and risks of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Actions or which may be asserted. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the settlement set forth in the Stipulation is in the best interests of the Plaintiffs, SSTI and its shareholders. Plaintiffs’ Counsel believes that the Settlement set forth in the Stipulation confers substantial benefits upon SSTI and its shareholders.

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III. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions, and believe that the claims asserted in the Actions are without merit. Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. Defendants also have denied and continue to deny, inter alia, the allegations that the Plaintiffs, SSTI or its shareholders have suffered damage, or that the Plaintiffs, SSTI or its shareholders were harmed by the conduct alleged in the Actions. The Individual Defendants have further asserted and believe that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of SSTI and its shareholders.

Nonetheless, Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Defendants have, therefore, determined that it is desirable that the Actions, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants believe that the Settlement set forth in this Stipulation confers substantial benefits upon SST and its shareholders and is in the best interests of SSTI and its shareholders.

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IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (for themselves and derivatively on behalf of SSTI), the Individual Defendants and SSTI, by and through their respective counsel or attorneys of record, that, subject to all necessary court approvals, the Actions and the Released Claims shall be finally and fully compromised, settled and released, and the Actions shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as follows.

1. Definitions

As used in this Stipulation, the following terms shall have the meanings specified below:

1.1 “Actions” means, collectively, the Federal Action and the State Actions.

1.2 “Board” means the Board of Directors of SSTI.

1.3 “Company” or “SSTI” means Silicon Storage Technology, Inc.

1.4 “Defendants” means the Individual Defendants and SSTI.

1.5 “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of the Stipulation have been met and have occurred.

1.6 “Federal Action” means the consolidated action entitled In re Silicon Storage Technology, Inc. Derivative Litigation, Lead Case No. C06-04310 JF, pending in the Federal Court.

1.7 “Federal Court” means the United States District Court for the Northern District of California, San Jose Division.

1.8 “Federal Individual Defendants” means Bing Yeh, Yaw Wen Hu, Tsuyoshi Taira, Yasushi Chikagami, Ronald Chwang and Jeffrey L. Garon.

1.9 “Federal Plaintiffs” means Michael Brien, Behrad Bazargani and Peter N. Rogers.

1.10 “Federal Plaintiffs’ Counsel” means Barroway Topaz Kessler Meltzer & Check, LLP and Wolf Haldenstein Adler Freeman & Herz LLP, court appointed co-lead counsel in the Federal Action.

1.11 “Final” means the time when a Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Federal Action; or (2) an appeal has been filed and the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal.

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1.12 “Individual Defendants” means, collectively, the Federal Individual Defendants and the State Individual Defendants.

1.13 “Judgment” means the Final Order and Judgment to be rendered by the Federal Court, substantially in the form attached hereto as Exhibit A.

1.14 “Mediator” means the Honorable William J. Cahill (Ret.).

1.15 “Notice” means the Notice of Proposed Settlement of the Action and of Settlement Hearing, substantially in the form attached hereto as Exhibit B.

1.16 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.17 “Plaintiffs” means Federal Plaintiffs and State Plaintiffs.

1.18 “Plaintiff’s Counsel” means, Federal plaintiffs’ Counsel and State Plaintiffs’ Counsel.

1.19 “Preliminary Approval Order” means the order granting preliminary approval of the Settlement set forth in this Stipulation, substantially in the form attached hereto as Exhibit C.

1.20 “Related Persons” means each of the Defendants’ spouses, heirs, executors, estates, or administrators, any entity in which a Defendant and/or member(s) of his or her family has an interest, each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Action, and all of Defendants’ past and present directors, officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, and related or affiliated entities.

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1.21 “Released Claims” shall collectively mean all claims, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, asserted or that might have been asserted by any derivative plaintiff on behalf of SSTI, or by SSTI, against any of the Released Persons, including, without limitation, claims for negligence, negligent supervision, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty or good faith, fraud, misrepresentation, breach of fiduciary duty, negligent misrepresentation, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations, that were or could have been alleged in the Actions and that arose from or relate to the matters or occurrences that were alleged in the Actions, including any claims related to the public disclosures relating to stock option grants and purchases or the transactions referenced therein, however described.

1.22 “Released Persons” means each and all of the Defendants and their Related Persons.

1.23 “Settlement” means the settlement and compromise of the Actions as provided in this Stipulation.

1.24 “Settling Parties” means, collectively, the Defendants and the Plaintiffs.

1.25 “State Actions” means the actions captioned Chuzhoy v. Yeh et al., Case No. 1:06-CV-074026, and In re Silicon Storage Technology, Inc. Derivative Litigation, Case No. 1:05-CV-034387, both pending in the State Court.

1.26 “State Court” means the Superior Court of the State of California, Santa Clara County.

1.27 “State Individual Defendants” means Bing Yeh, Tsuyoshi Taira, Ronald Chwang, Yasushi Chikagami, Terry M. Nickerson, Yaw Wen Hu, Arthur O. Whipple, Paul Lui, Derek J. Best, Michael S. Briner, Chen Lung Tsai, Jack K. Lai, Isao Nojima, Thomas A. Freeze, Jeffrey Garon, Michael J. Praisner and David Sweetman.

1.28 “State Plaintiffs” means Alex Chuzhoy, Erdal Ahiskalioglu and Dennis Amberger.

1.29 “State Plaintiffs’ Counsel” means the law firms of Robbins Umeda, LLP; Johnson Bottini LLP; Coughlin Stoia Geller Rudman & Robbins LLP and The Shuman Law Firm.

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1.30 “Stipulation” means this Stipulation of Settlement.

1.31 “Unknown Claims” means any of the Released Claims which any Plaintiff, SSTI, or SSTI shareholders does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision to object or not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs, Individual Defendants and SSTI shall expressly waive and each of the SSTI shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, the Plaintiffs, Individual Defendants and SSTI shall expressly waive, and each of SSTI’s shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs, Individual Defendants, SSTI and SSTI’s shareholders may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff, Individual Defendant and SSTI shall expressly settle and release, and each SSTI shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and SSTI’s shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

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2. Settlement Consideration

2.1 Financial Benefits

2.1.1 In connection with the Settlement of the Actions, the Settling Parties agree that SSTI has received or will receive cash payments from and/or the relinquishment of value by certain Individual Defendants as set forth below in subsections (a) through (d), below. The parties agree that the financial benefits confer a substantial benefit upon SSTI and its shareholders. Such financial benefits include:

a.

Repricing of Director Yaw Wen Hu’s Stock Options. Yaw Wen Hu has agreed to reprice certain of his SSTI stock options such that the total exercise price thereof is increased by approximately $1,900,000.[2]

b.	Repricing of Officers Best, Tsai and Lui’s Stock Options. Derek Best, Chen Lung Tsai and Paul Lui collectively have agreed to reprice certain of their SSTI stock options such that the total exercise price thereof is increased by $1.5 million.

c.	Cash Payments. Tsuyoshi Taira, Yasushi Chikagami and Ronald Chwang have made cash payments to SSTI in the collective amount of $13,783.

d.	Self-tender of options by rank-and-file employees. SSTI conducted a self tender on April 3, 2008 under Section 409A of the Internal Revenue Code, pursuant to which rank and file employees tendered 1,534,668 options to be repriced at the fair market value of SSTI’s common stock on the revised measurement dates for such options, increasing the aggregate exercise price of such options by approximately $2,040,000.

[2]	This figure includes 38,406 options granted to Hu on July 1, 1999 and 30,000 options granted on September 24, 1999 which were to be repriced as part of the Settlement but have recently expired unexercised.

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2.2 Corporate Governance Reforms

Within thirty (30) days of Court approval of the Settlement, the Company shall, adopt the Corporate Governance Reforms set forth below, which shall remain operative for three (3) years unless otherwise specified. SSTI and the Individual Defendants acknowledge and agree that the Actions filed by Plaintiffs were a material factor in the decision by the Company to adopt, implement and maintain the Corporate Governance Reforms, which provide a substantial benefit to the Company.

2.2.1 Stock Option Granting Practices

a.	Stock options shall not be granted by a single member Non-Officer Stock Option Committee. Stock options may be granted by the Company’s chief executive officer with the concurrence of one other member of the Compensation Committee pursuant to written consent executed by both parties on or prior to the grant date or a meeting of such committee held on or prior to the grant date. The Non-Officer Stock Option Committee shall have the power only to grant stock options pursuant to grant levels approved by the Compensation Committee on an annual basis. New hire, retention and promotion grants shall only be granted on the last trading day of the first month following such hire, retention decision or promotion (i.e. a new hire on June 15 will receive an option grant on July 31). The Non-Officer Stock Option Committee shall not have the authority to grant annual or evergreen awards to any employee or equity awards to executive officers.

b.	Authority to grant equity awards to executive officers and all annual or evergreen grants to all employees shall be limited to the Board or the Compensation Committee.

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c.	All equity grants to executive officers and all annual and evergreen grants to all employees shall be made only at a meeting of the Board or Compensation Committee (whichever is applicable), either in person or telephonically, and not by unanimous written consent.

d.	Outside Corporate Counsel, inside Corporate Counsel or the Chief Financial Officer shall attend any and all meetings where equity awards are granted and shall promptly prepare minutes of the meeting.

e.	No additions or changes to the grantee list or number of equity awards granted shall be made after the grant is approved.

f.	The Company shall maintain the granting documents relating to all equity awards until at least seven years after the expiration of the pertinent equity award.

g.	The body authorized to grant equity awards shall be specified in the Compensation Committee Charter.

h.	Absent approval of the Board or the Compensation Committee, no director, officer, employee, consultant or other personnel shall be granted the right to extend vesting of his or her equity award or otherwise modify the terms of his or her prior equity award.

i.	The 2008 Equity Incentive Plan shall define the fair market value of stock (e.g., the closing price on a specified date). In no event shall the exercise price or value of an award under the 2008 Equity Incentive Plan be determined by reference to the fair market value of SSTI stock on a day other than the grant date of the equity award. The fair market value of SSTI stock on a grant date under the 2008 Equity Incentive Plan shall be the closing price for a share of SSTI Common Stock on such day as reported on the NASDAQ or other relevant exchange or the prior day if the grant date is not a trading day.

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2.2.2 Composition of the Board

a.	The Board’s committees shall have standing authorizations, at their discretion, to obtain legal or other advisors of their choice, who shall report directly to such committee.

b.	Independent directors shall not be employed by a public company at which an executive officer of the Company also serves as a director. Independence of each member of the Board shall be as defined by NASDAQ.

c.	Each member of the Board shall attend the Stanford Law School Directors’ College or other similar program(s) within one year after court approval of the settlement if they did not attend such a program in 2008 and shall attend such a program at least once every four (4) years.

d.	The independent directors shall annually appoint a Lead Independent Director. The holder of the Lead Independent Director position shall rotate at least once every three (3) years. In addition to the duties of all Board members, which shall not be limited or diminished by the Lead Independent Director’s role, the specific responsibilities of the Lead Independent Director shall be to:

i.	advise the Chairman of the Board as to an appropriate schedule of Board meetings;

ii.	provide the Chairman of the Board with input as to the preparation of agendas for Board meetings;

iii.	advise the Chairman of the Board as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to perform their fiduciary duties; and although the Company’s management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;

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iv.	recommend to the Chairman of the Board the retention of consultants who report directly to the Board;

v.	coordinate, develop the agenda for, and preside at executive sessions of the independent directors, which shall be held at least quarterly; and

vi.	act as principal liaison between the independent directors and the Chairman of the Board.

e.	The Company shall adopt a policy and amend its bylaws to provide that any nominee for election or re-election as a director in an uncontested election who does not receive the affirmative vote of a majority of votes cast shall tender their resignation for consideration by the Nominating and Corporate Governance Committee who shall make a recommendation to the full Board. Such nominee shall recuse himself or herself from such deliberations and any vote taken by the Nominating and Corporate Governance Committee or the Board.

f.	The Company shall establish cross functional training for personnel in areas associated with the stock option granting and administration process, covering: (i) stock option and other equity award programs and related improvements to equity compensation controls, processes and procedures; (ii) accounting implications of equity awards; and (iii) legal and tax implications of equity awards.

g.	The Board shall task the Company’s Corporate Counsel or another senior officer with the responsibility for (along with the full Board) reviewing and, to the extent necessary, updating the Company’s insider trading policy compliance procedures and providing appropriate sanctions for noncompliance. The independent directors shall have regular access to such officer, including the opportunity to meet with him or her outside the presence of other members of management.

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2.2.3 Compensation Committee

a.	At least once every three years, the Compensation Committee shall select and retain an independent consultant to conduct a comparative study of the Company’s executive compensation policies, practices, and procedures relative to other public companies and prepare and submit to the Compensation Committee a report and recommendations.

b.	No director shall serve on the Compensation Committee for more than six consecutive years following the settlement date unless such director shall be deemed to have special expertise in the area of compensation.

c.	Each Compensation Committee member shall be an independent director.

2.2.4 Audit Committee

a.	No director shall serve on the Audit Committee for more than six consecutive years following the settlement date unless such director shall be deemed to be a financial expert as defined by the rules and regulations of the SEC.

b.	At least annually the Audit Committee shall meet with the Company’s independent registered public accounting firm to review, discuss, and approve the Company’s accounting for stock-based compensation.

2.2.5 Compensation “Clawback” Policy

The Board shall revise the Company’s Corporate Governance Guidelines to include a provision requiring that the payment of any incentive based bonus or equity compensation to certain “officers” (as defined in Rule 16(a)-1(f) promulgated under the Securities and Exchange Act of 1934) be conditioned on an agreement to repay a portion of such bonuses in the event of a restatement. Specifically, in the event of intentional misconduct that results in an accounting restatement of any financial statement filed in the twelve (12) months prior to the payout of the bonus or equity compensation due to material noncompliance by the Company with any financial reporting requirements of the federal securities laws, the Board shall have the right to require the officers determined by the Board or a court of law to have engaged in such intentional misconduct to reimburse the Company the difference between the amount of any such bonus or equity compensation received that was based on the original financial statements and the amount of the bonus or equity compensation such officer would have received had the amount of the bonus or equity compensation been calculated based on the restated financial statements.

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2.2.6 Board Membership Modifications

Defendants Chikagami and Taira did not stand for re-election at the June 2008 Annual Meeting.

3. Releases

3.1 Upon the Effective Date, as defined in ¶1.5, Plaintiffs (acting on their own behalf and derivatively on behalf of SSTI), SSTI, and SSTI stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each of the Released Claims (including Unknown Claims) as well as any claims arising out of, relating to, or in connection with the defense, settlement or resolution of the Actions against the Released Persons and shall be forever enjoined from instituting, prosecuting or maintaining the Released Claims or claims related to the defense, settlement or resolution of the Actions in any forum. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

3.2 Upon the Effective Date, as defined in ¶1.5, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel and their subsidiaries, affiliates, members, directors, officers, employees, partners, agents, heirs, administrators, successors and assigns from any and all claims (including Unknown Claims) including claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims and shall be forever enjoined from instituting, prosecuting or maintaining claims related to institution, prosecution or maintenance of the Actions in any forum. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

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4. Attorneys’ Fees and Expenses

4.1 After negotiation of the material terms of the Settlement, SSTI’s counsel and Plaintiffs’ Counsel engaged in an arm’s-length negotiation, with the assistance and involvement of the Mediator, regarding the attorneys’ fees to be paid to Plaintiffs’ Counsel. As a result of those negotiations, SSTI has agreed to pay Plaintiffs’ Counsel $2,810,000, subject to Federal Court approval (the “Fees and Expenses Award”). The Fees and Expenses Award shall be paid to Federal Plaintiffs’ Counsel, as receiving agents for Plaintiffs’ Counsel within ten (10) days after the Court enters an Order granting final approval of the Settlement. This amount shall be held in a client trust account as custodia legis, subject to further Order of the Federal Court, and subject to Plaintiffs’ Counsel’s several obligations to make appropriate refunds or repayments of the principal amount and any accrued interest if and when, as a result of any further Order of the Federal Court, appeal, further proceedings or remand, or successful collateral attack, the Settlement is not approved or is overturned or if the Fee and Expenses Award is reduced. Such funds shall be allocated by unanimous agreement of Plaintiffs’ Counsel who shall allocate and disburse the Fee and Expense Award among Plaintiffs’ Counsel in a manner that they in good faith believe reflects the contribution of such counsel to the institution, prosecution and resolution of the Actions. The Fee and Expense Award shall constitute full and complete compensation for all of Plaintiffs’ Counsel’s services in the Actions. Defendants will have no responsibility for or involvement in such apportionment and distribution.

4.2 Except as expressly provided herein, Plaintiffs and Plaintiffs’ Counsel shall bear their own fees, costs and expenses, and no Defendant shall assert any claim for expenses, costs and fees against any Plaintiff.

V. SETTLEMENT PROCEDURES

5.1 No later than February 2, 2010, the Settling Parties shall submit the Stipulation and its Exhibits to the Court and apply for entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit C, requesting preliminary approval of the Settlement set forth in the Stipulation.

STIPULATION OF SETTLEMENT LEAD CASE NO. C06-04310 JF	18.

5.2 Federal Plaintiffs will also move the Federal Court to approve publication of the Notice of settlement to SSTI shareholders, substantially in the form attached hereto as Exhibit B. The Notice shall include the general terms of the Settlement set forth in the Stipulation, including, but not limited to, the general terms of the fees and expenses to be paid to Plaintiffs’ Counsel and the date of the Settlement Hearing, as defined below. Within ten (10) days of the issuance of the Preliminary Approval Order, SSTI shall cause the Stipulation to be filed with the Securities and Exchange Commission on Form 8-K, shall publish the Notice in Investor’s Business Daily, and shall post the Notice on its website. All costs of notifying SSTI’s shareholders of the Settlement, including the filing of the Stipulation and the publication of the Notice, will be paid by SSTI. If additional notice is required by the Federal Court, the cost and administration of such additional notice will be borne by SSTI.

5.3 The Settling Parties will request that after Notice is provided, the Court hold the Settlement Hearing, approve the Settlement of the Actions as set forth herein and enter the Judgment substantially in the form attached hereto as Exhibit A: (a) approving the terms of the Settlement as fair, reasonable and adequate, including the payment of the Fees and Expenses Award; and (b) dismissing with prejudice all Released Claims against all of the Released Persons (as defined herein).

5.4 Within five (5) days of the execution of the Stipulation, the parties to the State Actions shall jointly (i) notify the State Court of the Stipulation and the Settlement, and (ii) request that the State Court continue the stay of all proceedings in the State Actions pending the entry of Judgment by the Federal Court.

5.5 Within five (5) days after entry by the Federal Court of the Judgment approving the Settlement, the parties to the State Actions shall jointly apply to the State Court for a dismissal with prejudice of the State Actions, and shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements, to secure such dismissals with prejudice.

STIPULATION OF SETTLEMENT LEAD CASE NO. C06-04310 JF	19.

VI. CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.	Approval by SSTI’s Board;

b.        Entry of the Judgment by the Federal Court, approving the Settlement and dismissing the Federal Action with prejudice, without awarding attorney’s fees or expenses to any party, except as provided herein;

c.	The Judgment referred to above shall have become Final;

d.	The Fees and Expenses Award is approved by the Court; and

e.	Dismissal of the State Actions with prejudice.

6.2 If the conditions specified in ¶6.1 are not met, then the Stipulation shall be cancelled and terminated subject to 6.3 unless Plaintiffs’ Counsel and counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.

6.3 If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if any rulings in the Actions related to the Stipulation are successfully attacked collaterally, the payments to Plaintiffs’ Counsel pursuant to ¶4.1 shall be returned to the Company within seven (7) calendar days of said event.

6.4 In the event that the Stipulation of Settlement is not approved by the Federal Court, or the Settlement is terminated for any reason, the Settling Parties shall be restored to their respective positions as of the date of the execution of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed construed to be an admission by any Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding.

VII. MISCELLANEOUS PROVISIONS

7.1 The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

STIPULATION OF SETTLEMENT LEAD CASE NO. C06-04310 JF	20.

7.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Actions and the Released Claims. The settlement compromises claims which are contested and shall not be deemed an admission by any of the Settling Parties as to the merits of any claim, allegation or defense. The Settling Parties further agree that the Released Claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties will jointly request that the Judgment contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws, including California Code of Civil Procedure §128.7.

7.3 Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, concession or admission of, or evidence of, jurisdiction over, fault, wrongdoing or liability of the Settling Parties or of the validity or invalidity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other Person in any other action or proceeding, whether civil, criminal or administrative.

7.4 The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.5 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

STIPULATION OF SETTLEMENT LEAD CASE NO. C06-04310 JF	21.

7.7 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein and subject to applicable indemnities and policies of insurance, each of the Settling Parties shall bear his, her or its own costs. Nothing in this Stipulation is intended to alter in any way any of the Individual Defendants’ indemnification rights arising under law or by contract with the Company or to affect any agreement between any Individual Defendant and the Company.

7.8 Counsel for the Settling Parties are expressly authorized by the Settling Parties to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of the Plaintiffs.

7.9 Each counsel or other Person executing the Stipulation or its Exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so on behalf of that Settling Party. Moreover, each Settling Party hereby warrants that such Person has the full authority to enter into this Stipulation.

7.10 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.11 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

7.12 The Court shall retain jurisdiction with respect to implementation, interpretation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court solely for purposes of implementing, interpreting and enforcing the Settlement embodied in the Stipulation.

7.13 This Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice-of-law principles.

STIPULATION OF SETTLEMENT LEAD CASE NO. C06-04310 JF	22.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated February 1, 2009.

BARROWAY TOPAZ KESSLER

MELTZER & CHECK, LLP

/s/ Eric Zagar

ERIC L. ZAGAR

280 King of Prussia Road

Radnor, PA 19087

Telephone: 610/667-7706

Facsimile: 610/667-7056

NICHOLE BROWNING

580 California Street, Suite 1750

San Francisco, CA 94104

Telephone: 415/400-3004

Facsimile: 415/400-3001

Co-Lead Counsel for Federal Plaintiffs

WOLF HALDENSTEIN ADLER

FREEMAN & HERZ LLP

/s/ Betsy Manifold

FRANCIS M. GREGOREK

BETSY C. MANIFOLD

RACHELE R. RICKERT

750 B Street, Suite 2770

San Diego, CA 92101

Telephone: 619/239-4599

Facsimile: 619/234-4599

Co-Lead Counsel for Federal Plaintiffs

ROBBINS UMEDA LLP /s/ Marc Umeda MARC M. UMEDA 600 B Street, Suite 1900 San Diego, CA 92101 Telephone: 619/525-3990 Facsimile: 619/525-3991 Co-Lead Counsel in the Amberger Action

COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP

/s/ Travis Downs

TRAVIS E. DOWNS, III

655 West Broadway, Suite 1900

San Diego, CA 92101

Telephone: 619/231-1058

Facsimile: 619/231-7423

Attorney for Plaintiff Alex Chuzhoy

JOHNSON BOTTINI, LLP /s/ Frank Bottini FRANK BOTTINI 501 W. Broadway, Suite 1720 San Diego, CA 92101 Telephone: 619/230-0063 Facsimile: 619/238-0622 Co-Lead Counsel in the Amberger Action	THE SHUMAN LAW FIRM /s/ Kip Shuman KIP SHUMAN 885 Arapahoe Ave. Boulder, CO 80302 Telephone: 303/861-3003 Facsimile: 303/484-4886 Attorney for Plaintiff Alex Chuzhoy

STIPULATION OF SETTLEMENT LEAD CASE NO. C06-04310 JF	23.

COOLEY GODWARD KRONISH LLP

/s/ William Freeman

WILLIAM S. FREEMAN

JOHN C. DWYER

ANGELA L. DUNNING

3175 Hanover Street

Palo Alto, CA 94304

Telephone: (650) 843-5000

Facsimile: (650) 857-0663

Attorneys for Silicon Storage Technology, Inc.

McDERMOTT WILL & EMERY

/s/ Eugene Litvinoff

MATTHEW J. JACOBS

EUGENE LITVINOFF

3160 Porter Drive

Palo Alto, CA 94304-1212

Telephone: (650) 813-5000

Facsimile: (650) 813-5100

Attorneys for Bing Yeh, Yaw Wen Hu, Ronald Chwang, Tsuyoshi Taira and Yasushi Chikagami

HOGAN & HARTSON LLP

/s/ Howard Caro

NORMAN J. BLEARS

HOWARD S. CARO

KRISTI K. ELDER

525 University Avenue, 4th Floor

Palo Alto, CA 94301

Telephone: (650) 463-4000

Facsimile: (650) 463-4199

Attorneys for Jeffrey Garon

Arthur O. Whipple, Paul Lui, Derek J. Best, Michael S. Briner, Chen Lung Tsai, Jack K. Lai, Isao Nojima, Jeffrey Garon, and Michael J. Praisner

STIPULATION OF SETTLEMENT LEAD CASE NO. C06-04310 JF	24.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re SILICON STORAGE TECHNOLOGY INC., DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No. C06-04310 JF [PROPOSED] ORDER AND FINAL JUDGMENT EXHIBIT A

[PROPOSED] ORDER AND FINAL JUDGMENT MASTER FILE NO. C06-04310 JF

This matter came before the Court for hearing pursuant to the Order of this Court, dated             , 2010 (“Order”), on the application of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement, dated February 1, 2010, and the Exhibits thereto (the “Stipulation”);

The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement; the Court being fully advised of the premises and good cause appearing therefore, the Court enters this Order and Final Judgment.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation unless otherwise specified herein.

2. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. The Court finds that notice of the Settlement has been provided to Silicon Storage Technology, Inc. (“SSTI”) stockholders in accordance with the Preliminary Approval Order, and that such notice constituted the best notice practicable under the circumstances and fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

4. The Court finds that, during the course of the litigation of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws.

5. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

6. The Action and all claims contained therein as well as all of the Released Claims, are dismissed with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

2.	[PROPOSED] ORDER AND FINAL JUDGMENT MASTER FILE NO. C06-04310 JF

7. Upon the Effective Date, as defined in the Stipulation, SSTI, Plaintiffs (acting derivatively on behalf of SSTI), and each of SSTI’s stockholders (solely in their capacity as SSTI stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8. Upon the Effective Date, as defined in the Stipulation, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, SSTI, and all of the SSTI stockholders (solely in their capacity as SSTI stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

9. All current SSTI shareholders are hereby forever barred and enjoined from instituting, prosecuting or maintaining the Released Claims (including Unknown Claims) as well as any claims arising out of, relating to, or in connection with the defense, settlement or resolution of the Actions against the Released Persons.

10. The Court hereby approves the Fee and Expense Award in accordance with the Stipulation and finds that such fee is fair and reasonable.

11. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties; or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be, or may be, offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

3.	[PROPOSED] ORDER AND FINAL JUDGMENT MASTER FILE NO. C06-04310 JF

12. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to the interpretation, implementation and enforcement of the terms of the Stipulation.

13. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, this Order and Final Judgment shall be vacated, and all Orders entered and releases delivered in connection with the Stipulation and this Order and Final Judgment shall be null and void, except as otherwise provided for in the Stipulation.

14. This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58 of the Federal Rules of Civil Procedure. Pursuant to Federal Rule of Civil Procedure 58 and Federal Rule of Appellate Procedure 4, the time to appeal shall commence immediately upon the entry of this Judgment.

IT IS SO ORDERED.

DATED:
THE HONORABLE JEREMY FOGEL UNITED STATES DISTRICT JUDGE

4.	[PROPOSED] ORDER AND FINAL JUDGMENT MASTER FILE NO. C06-04310 JF

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re SILICON STORAGE TECHNOLOGY INC., DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No. C06-04310 JF NOTICE OF SETTLEMENT EXHIBIT B

NOTICE OF SETTLEMENT MASTER FILE NO. C06-04310 JF

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF SILICON STORAGE TECHNOLOGY, INC. (“SSTI” OR THE “COMPANY”) AS OF FEBRUARY 1, 2010

PLEASE TAKE NOTICE that the above-captioned consolidated shareholder derivative litigation (the “Action”), is being settled on the terms set forth in a Stipulation of Settlement, dated February 1, 2010 (the “Stipulation”).1 The terms of the settlement set forth in the Stipulation (the “Settlement”) include: (1) cash payments to SSTI and relinquishment of value in connection with repriced stock options totaling $5.5 million; (2) the adoption and/or implementation of a variety of corporate governance reforms, including measures that relate to and address many of the underlying issues alleged in the Action, including director independence, director stock ownership, board membership and board election procedures, stock option granting procedures and a compensation clawback; and (3) SSTI’s payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount of $2,810,000, subject to approval of the United States District Court for the Northern District of California, San Jose Division (the “Court”).

The cases being settled are the following: (1) the derivative actions now pending in the Court under the caption “In re Silicon Storage, Technology Inc. Derivative Litigation,” Master File No. C06-04310 JF; (2) the derivative actions now pending in the Superior Court of the State of California, County of Santa Clara, under the caption “Chuzhoy v. Yeh, et al.,” Case No. 1 :06-CV-070426; and (3) the derivative actions now pending in the Superior Court of the State of California, County of Santa Clara, under the caption “In re Silicon Storage Technology, Inc. Derivative Litigation,” Case No. 1 :05CV034387.

IF YOU ARE A CURRENT OWNER OF SSTI COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION. PLEASE NOTE THAT BECAUSE THIS IS A DERIVATIVE ACTION AND NOT A CLASS ACTION, NO INDIVIDUAL STOCKHOLDER HAS A RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT.

[1]	This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available on SSTI’s website at www.sst.com. All capitalized terms herein have the same meaning as set forth in the Stipulation unless otherwise indicated.

2.	NOTICE OF SETTLEMENT MASTER FILE NO. C06-04310 JF

On April 9, 2010, at 9:00 a.m., a hearing (the “Settlement Hearing”) will be held in Courtroom 3 of the Court, located at 280 South First Street, San Jose, CA 95113, to determine whether: (1) the terms of the Settlement should be approved as fair, reasonable and adequate to SSTI and current SSTI stockholders; (2) the Actions should be dismissed on the merits and with prejudice; and (3) to approve the negotiated amount of attorneys’ fees and expenses to Plaintiffs’ Counsel.

Any shareholder of SSTI that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing either in person or through counsel retained at the shareholder’s expense, provided that he or she was a shareholder of record or beneficial owner as of February 1, 2010. Any shareholder of SSTI who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such member’s own expense or may appear on their own. However, no shareholder of SSTI shall be heard at the Settlement Hearing unless no later than 14 days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Co-Lead Counsel and Defendants’ counsel, a written notice of objection, their ground for opposing the Settlement, and proof of both their status as a shareholder and the dates of stock ownership of SSTI. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before March 26, 2010, with service on the following parties:

Clerk of the Court

United States District Court

Northern District of California

San Jose Division

280 South First Street

San Jose, CA 95113

3.	NOTICE OF SETTLEMENT MASTER FILE NO. C06-04310 JF

Counsel for Plaintiffs

Nichole Browning

BARRO WAY TOPAZ KESSLER

MELTZER & CHECK, LLP

580 California Street, Suite 1750

San Francisco, CA 94104

Betsy Manifold

WOLF HALDENSTEIN ADLER

FREEMAN & HERZ LLP

Symphony Towers

750 B Street, Suite 2770

San Diego, CA 92101

Counsel for SSTI

William Freeman

COOLEY GODWARD KRONISH LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2 155

Counsel for Defendants Tsuyoshi Taira, Yasushi Chikagami, Ronald

Chwang, Bing Yeh and Yaw Wen Hu

Matthew J. Jacobs

MCDERMOTT, WILL & EMERY LLP

275 Middlefield Road, Suite 100

Menlo Park, CA 94025-4004

Counsel for Defendant Jeffrey Garon

Howard S. Caro

HOGAN & HARTSON LLP

525 University Avenue, 4th Floor

Palo Alto, California 94301

This Notice contains only a summary of the Action and the terms of the Settlement. You may obtain additional information by inspecting the settlement Stipulation, pleadings and other documents on file in the office of the Clerk of the Court during regular business hours or by contacting Ms. Browning or Ms. Manifold at the address set forth above.

DATED February 19, 2010	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA SAN JOSE DIVISION

4.	NOTICE OF SETTLEMENT MASTER FILE NO. C06-04310 JF

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re SILICON STORAGE TECHNOLOGY INC., DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No. C06-04310 JF [PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE EXHIBIT C

[PROPOSED] ORDER PRELIMINARY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE MASTER FILE NO. C06-04310 JF

WHEREAS, the Settling Parties have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an Order (i) preliminarily approving the proposed settlement (the “Settlement”) of the above-captioned consolidated shareholder derivative action (the “Action”), in accordance with a Stipulation of Settlement dated February 1, 2010 and the exhibits thereto (the “Stipulation”), and (ii) approving for distribution the Notice of Settlement;

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including but not limited to: (i) dismissal of the Action with prejudice and the release of certain claims against the Released Persons; and (ii) an award of attorneys’ fees and costs to Plaintiffs’ Counsel in the Actions, upon the terms and conditions set forth in the Stipulation;

WHEREAS, the Settlement appears to be the product of serious, informed, non-collusive negotiations and falls within the range of possible approval;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation unless otherwise specified herein; and

WHEREAS, this Court, having considered the Stipulation and all documents, evidence and arguments of the Settling Parties in support of preliminary approval of the Settlement and the Stipulation:

NOW THEREFORE, IT IS HEREBY ORDERED:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for: (a) a proposed Settlement and dismissal of the Action with prejudice as to the Released Persons; and (b) an award of attorneys’ fees and costs to Plaintiffs’ Counsel in the Actions, upon the terms and conditions set forth in the Stipulation.

2. A hearing (the “Settlement Hearing”) shall be held before this Court on April 9, 2010, 2010 at 9:00 a.m. in Courtroom 3 of the United States District Court for the Northern District of California, San Jose Division, 280 South First Street, San Jose, CA 95113, to consider:

2.	[PROPOSED] ORDER PRELIMINARY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE MASTER FILE NO. C06-04310 JF

(a) whether the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate and in the best interests of Silicon Storage Technology, Inc. (“SSTI”) and current SSTI stockholders;

(b) whether an Order and Judgment as provided for in paragraph 5.3 of the Stipulation should be entered;

(c) whether to award attorneys’ fees and expenses to Plaintiffs’ Counsel; and

(d) such other matters as the Court may deem necessary and appropriate.

3. The Court approves, as to form and content, the notice annexed as Exhibit B hereto, and finds that the distribution and publication of the Notice of Settlement and the Stipulation substantially in the manner and form set forth in paragraph 5.2 of the Stipulation meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto of all matters relating to the Settlement.

4. Not later than ten (10) days following entry of this Order, SSTI shall cause the Notice of Settlement substantially in the form annexed as Exhibit B hereto and the Stipulation to be: (a) published on its website, such that visitors to the website home page will readily find a hyperlink to the Notice of Settlement and Stipulation; (b) filed with the Securities and Exchange Commission via a Form 8-K; and (c) published once in Investor’s Business Daily.

5. All costs incurred in the filing and publication of the Notice of Settlement shall be paid by SSTI and SSTI shall undertake all administrative responsibility for filing and publication of the Notice of Settlement.

6. At least fourteen (14) days prior to the Settlement Hearing, SSTI’s counsel shall serve on Co-Lead Counsel and file with the Court proof, by affidavit or declaration, of such filing and publication of the Notice of Settlement.

7. All current SSTI stockholders shall be bound by all orders, determinations and judgments in the Action concerning the Settlement, whether favorable or unfavorable to current SSTI shareholders.

3.	[PROPOSED] ORDER PRELIMINARY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE MASTER FILE NO. C06-04310 JF

8. Pending final determination of whether the Settlement should be approved, no current SSTI shareholder shall commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

9. All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

10. Any current record holders and beneficial owners of common stock of SSTI as of February 1, 2010 may appear at the Settlement Hearing either in person or through counsel retained at the shareholder’s expense and show cause, if he, she or it has any reason why the terms of the Settlement should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no current SSTI stockholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, unless that Person has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the Court at the address below and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Clerk of the Court

United States District Court

Northern District of California

San Jose Division

280 South First Street

San Jose, CA 95113

Counsel for Plaintiffs

Nichole Browning

BARROWAY TOPAZ KESSLER

MELTZER & CHECK, LLP

580 California Street, Suite 1750

San Francisco, CA 94104

4.	[PROPOSED] ORDER PRELIMINARY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE MASTER FILE NO. C06-04310 JF

Betsy Manifold

WOLF HALDENSTEIN ADLER

FREEMAN & HERZ LLP

Symphony Towers

750 B Street, Suite 2770

San Diego, CA 92101

Counsel for SSTI

William Freeman

COOLEY GODWARD KRONISH LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

Counsel for Defendants Tsuyoshi Taira, Yasushi Chikagami, Ronald

Chwang, Bing Yeh and Yaw Wen Hu

Matthew J. Jacobs

MCDERMOTT, WILL & EMERY LLP

275 Middlefield Road, Suite 100

Menlo Park, CA 94025-4004

Counsel for Defendant Jeffrey Garon

Howard S. Caro

HOGAN & HARTSON LLP

525 University Avenue, 4th Floor

Palo Alto, California 94301

Any SSTI stockholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

11. All proceedings and all further activity regarding or directed towards this Action, including but not limited to the pending motions to dismiss and any discovery, shall be stayed and suspended until further order of this Court, except as to such actions as may be necessary to implement the Settlement or this Order.

5.	[PROPOSED] ORDER PRELIMINARY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE MASTER FILE NO. C06-04310 JF

12. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claim; or (b) is intended by the Settling Parties to be, or may be, offered or received as evidence or used by any other Person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

13. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to SSTI stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the current SSTI stockholders.

IT IS SO ORDERED.

DATED February 19, 2010	/s/ Jeremy Fogel THE HONORABLE JEREMY FOGEL UNITED STATES DISTRICT JUDGE

6.	[PROPOSED] ORDER PRELIMINARY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE MASTER FILE NO. C06-04310 JF